EXHIBIT 10.26

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by “[***Redacted***]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO SUPPLY AGREEMENT

This First Amendment to the Supply Agreement (the “First Amendment”) is entered into December 8, 2007, by and between Rite Aid Corporation (Rite Aid”) and McKesson Corporation (“McKesson”).

INTRODUCTION

Pursuant to the terms of the Supply Agreement dated December 22, 2003 (the “Rite Aid Agreement”), McKesson and Rite Aid entered into an agreement to establish a program for McKesson’s supply of pharmaceutical and OTC products to Rite Aid.

The Jean Coutu Group (PJC) USA, Inc. (“JCG (PJC) USA, Inc.”), Eckerd Corporation (“Eckerd”) and Maxi Drug, Inc. dba Brooks Pharmacy (“Brooks”) [collectively, “JCG (PJC) USA, Inc.”, “Eckerd” and “Brooks” shall herein be referred to as “Eckerd/Brooks”] and McKesson entered into a Supply Agreement dated April 1, 2005, as amended by the First Amendment to Supply Agreement dated May 24, 2005, the Second Amendment to Supply Agreement dated June 12 2005, the Third Amendment to Supply Agreement on January 3, 2006 and the Fourth Amendment to the Supply Agreement dated February 1, 2006 (collectively, the “Eckerd/Brooks Agreement”) McKesson and Eckerd/Brooks intend contemporaneously with the execution of this First Amendment to enter into a Termination of Supply Agreement with respect to the Eckerd/Brooks Agreement.

Rite Aid and Eckerd/Brooks have entered into, or are entering into, a series of transactions pursuant to which the Eckerd/Brooks stores and other facilities subject to the Eckerd/Brooks Agreement are being sold or transferred directly or indirectly to Rite Aid (“Rite Aid Acquisition of Eckerd/Brooks”).

Rite Aid and McKesson now desire to amend the Rite Aid Agreement as set forth below.

AGREEMENT

For good and valuable consideration, McKesson and Rite Aid hereby agree as follows:

1.                                       As of the First Amendment Effective Date (as hereinafter defined), all Eckerd/Brooks Entities (as defined below) shall be subject to all terms and conditions of the Rite Aid Agreement as amended herein.  For purposes hereof, the Eckerd/Brooks Entities shall include the following subsidiaries and affiliates in the United States in which The Jean Coutu Group (PJC) Inc. owned, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities of such company immediately prior to the close of the Rite Aid Acquisition of Eckerd/Brooks, including without limitation, all of the Eckerd/Brooks’ retail stores and warehouse facilities owned and operated by such Eckerd/Brooks Entities: Eckerd Corporation; Genovese Drug Stores, Inc.; Thrift Drug, Inc.; EDC Drug Stores, Inc.; Maxi Drug, Inc.; Maxi Green, Inc.; Maxi Drug North, Inc.; and Maxi Drug South, L.P.  Additionally, each of the Eckerd/Brooks Entities shall be considered a Control Affiliate as defined in Section 4.7(d) of the Rite Aid Agreement.

2.                                       The Initial Term of the Rite Aid Agreement as set forth in Section 1.1 thereof is hereby extended to end on April 1, 2010, unless earlier terminated in accordance with Section 13 of the Rite Aid Agreement.  With the exception of Section 11.1 of the Rite Aid Agreement and Section 18.9(d) of the Rite Aid Agreement, as added pursuant to Section 24 of this First Amendment, any reference in the Rite Aid Agreement to “March 31, 2009” shall be changed to “April 1, 2010.”

3.                                       Section 1.2 of the Rite Aid Agreement is hereby deleted in its entirety.

4.                                       The pricing, payment terms and other obligations of the parties as set forth in this First Amendment shall become effective as of the date of execution of this First Amendment by both parties (“First Amendment Effective Date”).

5.                                       Section 3.1 of the Rite Aid Agreement is hereby deleted and replaced with the following:

Warehouse.  The Cost of Goods for Warehouse purchases of Products, other than Warehouse Repackaged Products and OneStop Generics, shall be the lower of: [***Redacted***].

6.                                       The DSD cast of goods matrix set forth in Section 3.2 of the Rite Aid Agreement is hereby deleted in its entirety and replaced with the following:

DSD Cost of Goods Matrix

Chain Wide Average Product Purchases Per Location/Month (less Returns)

From	To	Rx	OTC	Rite Aid Contract items	Schedule II Narcotics	Eckerd/Brooks Cross Dock

[***Redacted***]

An illustration of the calculation in Section 3.2 is as follows using total Product purchases, as defined in Exhibit A-1 being [***Redacted***] and returns being [***Redacted***]:

Store count at beginning of Quarter	[***Redacted***]
Store count at end of Quarter	[***Redacted***]
Average store count used	[***Redacted***]
Product Purchases	[***Redacted***]
Less Returns	[***Redacted***]
Purchases used for calculation	[***Redacted***]

Purchases [***Redacted***] divided by average store count [***Redacted***] divided by no. of months in Quarter 3 = [***Redacted***]).

7.                                       Section 3.4 of the Rite Aid Agreement is hereby deleted in its entirety and replaced with the following:

DSD Returns Adjustment.  As an incentive for Rite Aid to continue to maintain its chain-wide average DSD return volume at or below [***Redacted***] of total DSD purchases (“DSD Acceptable Returns Volume Percentage”), Rite Aid’s DSD Cost of Goods shall only be subject to an adjustment, as determined pursuant to the matrix below, based on Rite Aid’s performance for each quarter effective for the following quarter, exclusive of product returned under Section 8.4, in the event that Rite Aid does not achieve the DSD Acceptable Returns Volume Percentage.  Any applicable adjustment will take place [***Redacted***] after the end of each quarter, and continue for [***Redacted***].

% of Chain-Wide DSD Returns to Total DSD Purchases	Adjustments to Cost of Goods Markup on All DSD Purchases

[***Redacted***]	[***Redacted***]
[***Redacted***]	[***Redacted***]

An illustration of the calculation in Section 3.4 using the McKesson Returns Analysis Report with, in this example total DSD purchases being [***Redacted***] and the other adjustments being as follows:

[***Redacted***]

In the above example, McKesson would not adjust the Cost of Goods Markup on All DSD Purchases for the following quarter.

8.                                       Section 3.6 of the Rite Aid Agreement is hereby deleted in its entirety and replaced with the following:

Warehouse Repackaged Merchandise.  Rite Aid’s Cost of Goods for Warehouse purchases of Warehouse Repackaged Merchandise will be the [***Redacted***] for Manufacturers Bulk Cost for such product [***Redacted***].  The term “Manufacturers Bulk Cost” is [***Redacted***].

9.                                       Section 3.9(a) of the Rite Aid Agreement is hereby deleted in its entirety and any reference in the Agreement to the Buy Profit Rebate is hereby deleted.

10.                                 The following is hereby added as the fourth paragraph of Section 3.9(b) of the Rite Aid Agreement:

(b)                                 Additional Rebates on Branded Rx Warehouse Purchases.  For the current Contract Year ending November 30, 2007 (“Current Contract Year”), the Annual Market Basket rebate shall be paid on [***Redacted***] of Branded Rx Products purchases (net of Branded Warehouse returns as provided in Section 8.1 and rebates or other incentives hereunder and excluding Warehouse Repackaged Merchandise) by the three original Rite Aid warehouses designated as Perryman, Tuscaloosa and Woodland.

For subsequent Contract Years following the Current Contract Year, all Rite Aid warehouses shall be included in the calculation of the Market Basket Rebate.

For the subsequent Contract Years following the Current Contract Year, the Annual Market Basket Index Adjustment chart found in Section 3.9(b) shall be replaced by the chart below.

Annual Market Basket Index Adjustment

Rite Aid’s Achieved Annual Market Basket Price Increase Rate		Rebate on Annual Brand Rx Warehouse purchases
From	To

[***Redacted***]

[***Redacted***]

In this example, McKesson would pay Rite Aid a [***Redacted***] on purchases of Branded Rx Warehouse purchases during this Contract Year no later than [***Redacted***].

$1,000,000.00 X [***Redacted***]

11.                                The first paragraph of Section 3.10 of the Rite Aid Agreement is hereby deleted in its entirety and replaced with the following:

Landed Costs.  For shipments in accordance with Section 5 of this Agreement, all Warehouse and DSD Product is shipped F.O.B. destination [***Redacted***] are applicable.  For non-standard shipments, such as drop shipments or emergency deliveries from manufacturers, delivery fees may apply.  For special product distributions conducted by McKesson at the request of Rite Aid, a fee in the sum of [***Redacted***] for such delivery to up to [***Redacted***] Rite Aid Stores may apply.  Risk of loss with respect to the Product shall pass to Rite Aid upon delivery.

12.                                The following is hereby added as Section 3.11 to the Rite Aid Agreement:

Courier Cross Dock Purchases.  Provided that Rite Aid and its Affiliates adhere to an [***Redacted***] local time order entry cut-off and [***Redacted***] local time for those pharmacies located in North Carolina and Tennessee, McKesson will fulfill store orders under the same conditions stated for DSD purchases except that deliveries will be made utilizing existing courier services employed by Rite Aid for pharmaceutical deliveries at a time mutually agreed upon by the parties (Cross Dock Purchases”).  McKesson shall be responsible for monitoring the safe delivery of controlled substances by the courier to the Rite Aid store pharmacies pursuant to state and federal regulations.  McKesson shall investigate all in-transit losses or thefts of controlled substances and shall file any required state and federal reports.  McKesson shall be financially responsible for the costs of transporting the Cross Dock Purchases of Products from the McKesson distribution center to the courier cross dock facility and Rite Aid shall be financially responsible for the costs of transporting such Products from the courier cross dock facility to the Rite Aid Pharmacy locations.

McKesson agrees to continue the current DSD cross dock incentive as set forth in this Section 3.11 to the extent that it can do so without incurring any further expense or economic disadvantage.  McKesson reserves the right to limit cross dock pricing to only the Eckerd/Brooks Entities receiving cross dock service at the time of the First Amendment Effective Date.  The applicable pricing for the cross dock Eckerd/Brooks Entities is set forth in Section 6 of this First Amendment.

13.                                 The chart titled ‘Warehouse Order and Delivery Schedule” in Section 5.1 of the Rite Aid Agreement is hereby deleted in its entirety and replaced with the following:

WAREHOUSE ORDER AND DELIVERY SCHEDULE

Rite Aid Warehouse	McKesson Distribution Center	Order Day	Order Time	Delivery Day	Delivery Time
Perryman, MD	RDC	Monday	8:30 a.m. ET	Wednesday	7:00 a.m.
Perryman, MD	RDC	Tuesday	8:30 a.m. ET	Thursday	7:00 a.m.
Perryman, MD	RDC	Wednesday	8:30 a.m. ET	Friday	7:00 a.m.
Perryman, MD	RDC	Thursday	8:30 a.m. ET	Monday	7:00 a.m.
Perryman, MD	RDC	Friday	8:30 a.m. ET	Tuesday	7:00 a.m.
Woodland, CA	RDC	Monday	8:30 a.m. ET	Wednesday	5:00 a.m.
Woodland, CA	RDC	Tuesday	8:30 a.m. ET	Thursday	5:00 a.m.
Woodland, CA*	RDC	Wednesday	8:30 a.m. ET	Friday	5:00 a.m.
Woodland, CA	RDC	Thursday	8:30 a.m. ET	Monday	5:00 a.m.
Woodland, CA*	RDC	Friday	8:30 a.m. ET	Tuesday	5:00 a.m.
Tuscaloosa, AL*	RDC	Monday	8:30 a.m. ET	Tuesday	6:30 a.m.
Tuscaloosa, AL	RDC	Tuesday	8:30 a.m. ET	Wednesday	6:30 a.m.
Tuscaloosa, AL	RDC	Wednesday	8:30 a.m. ET	Thursday	6:30 a.m.
Tuscaloosa, AL	RDC	Thursday	8:30 a.m. ET	Friday	6:30 a.m.
Tuscaloosa, AL*	RDC	Friday	8:30 a.m. ET	Monday	6:30 a.m.
Langhorne, PA	RDC	Monday	8:30 a.m. ET	Tuesday	11:00 p.m.
Langhorne, PA	RDC	Tuesday	8:30 a.m. ET	Wednesday	11:00 p.m.
Langhorne, PA	RDC	Wednesday	8:30 a.m. ET	Thursday	11:00 p.m.
Langhorne, PA	RDC	Friday	8:30 a.m. ET	Sunday	11:00 p.m.
Liverpool, NY	RDC	Monday	8:30 a.m. ET	Wednesday	6:00 a.m.
Liverpool, NY	RDC	Tuesday	8:30 a.m. ET	Thursday	6:00 a.m.
Liverpool, NY	RDC	Wednesday	8:30 a.m. ET	Friday	6:00 a.m.
Liverpool, NY	RDC	Friday	8:30 a.m. ET	Monday	6:00 a.m.
Charlotte, NC	RDC	Monday	8:30 a.m. ET	Tuesday	11:00 p.m.
Charlotte, NC	RDC	Tuesday	8:30 a.m. ET	Wednesday	11:00 p.m.
Charlotte, NC	RDC	Wednesday	8:30 a.m. ET	Thursday	11:00 p.m.
Charlotte, NC	RDC	Friday	8:30 a.m. ET	Sunday	11:00 p.m.
Shenandoah, GA	RDC	Monday	8:30 a.m. ET	Wednesday	7:00 a.m.
Shenandoah, GA	RDC	Tuesday	8:30 a.m. ET	Thursday	7:00 a.m.
Shenandoah, GA	RDC	Wednesday	8:30 a.m. ET	Friday	7:00 a.m.
Shenandoah, GA	RDC	Friday	8:30 a.m. ET	Monday	7:00 a.m.
Dayville, CT	RDC	Monday	8:30 a.m. ET	Thursday	2:00 p.m.
Dayville, CT	RDC	Tuesday	8:30 a.m. ET	Friday	6:30 a.m.
Dayville, CT	RDC	Wednesday	8:30 a.m. ET	Monday	6:30 a.m.
Dayville, CT	RDC	Thursday	8:30 a.m. ET	Monday	6:30 a.m.
Dayville, CT	RDC	Friday	8:30 a.m. ET	Wednesday	6:30 a.m.

Note: Actual ordering patterns may vary as some deliveries are deemed unnecessary at this time. Any changes to this schedule will be mutually agreed upon by both parties.

*Rite Aid does not currently order or receive deliveries on these dates.

14.                                 Section 7.1(a) of the Rite Aid Agreement is hereby deleted in its entirety and replaced by the following:

(a)                                  Warehouse Payment Terms.  EDI Invoices for deliveries of Products for Warehouse (except for Generic Products) to Rite Aid distribution centers shall be due and payable [***Redacted***] after the Invoice Date determined as provided in Section 6.1; provided, however, in the event the Products are not delivered on the Delivery Day corresponding to applicable Warehouse, the due date for such invoice shall be extended [***Redacted***] for each day of delay.  EDI Invoices for deliveries of Generic Products for Warehouse to Rite Aid distribution centers shall be due and payable [***Redacted***] after the Invoice Date determined as provided in Section 6.1; provided, however, in the event the Products are not delivered on the Delivery Day corresponding to the applicable Warehouse, the due date for such invoice shall be extended [***Redacted***] for each day of delay.

15.                                 Section 7.1(b) of the Rite Aid Agreement is hereby deleted in its entirety and replaced by the following:

(b)                                 DSD Payment Terms.  EDI Invoices for store deliveries of Products for DSD shall be due and payable [***Redacted***] after the Invoice Date determined as provided in Section 6.1.

16.                                 Section 7.1(c) of the Rite Aid Agreement is hereby deleted in its entirety.

17.                                 Section 7 of the Rite Aid Agreement is amended by the addition of a new Section 7.12 as follows:

Change in Payment Terms.  McKesson reserves the right, in its reasonable discretion and upon prior written notice, to change a payment term (including imposing the requirement of cash payment upon delivery (“C.O.D.”) or limit total credit, if McKesson concludes there has been an unsatisfactory payment performance and such unsatisfactory payment performance remains uncured for a period of [***Redacted***] following Rite Aid’s receipt of written notice (the “Unsatisfactory Payment Notice”, which shall set forth in reasonable detail the grounds or basis for such determination) thereof.  For purposes hereof,

“unsatisfactory payment performance” shall be defined as failure by Rite Aid to pay at least [***Redacted***] of the full amount owed to McKesson on the applicable due date; provided however, nothing in this Section 7.12 shall limit any of Rite Aids rights pursuant to Section 7.3 of this Agreement.  If McKesson has changed Rite Aid’s payment terms to C.O.D. and Rite Aid fails to make such C.O.D. payment, McKesson further shall be entitled to suspend or discontinue the shipment of any additional orders to Rite Aid’s Pharmacies and Warehouses.

In the event that McKesson exercises its right to change payment terms pursuant to this Section 7.12 as specified above, McKesson will offer Rite Aid an additional [***Redacted***] for each day Days Sales Outstanding (“DSO”) is reduced beyond the then current payment terms and any such pricing adjustment will be reflected in the invoiced Cost of Goods (“DSO Cost of Goods Adjustment”).  With the exception of the DSO Cost of Goods Adjustment, McKesson shall have no right to alter any pricing terms under this Agreement in conjunction with its right to change payment terms pursuant to this Section 7.12.  Notwithstanding anything in the foregoing, in the event that McKesson changes Rite Aid’s payment terms hereunder pursuant to Section 7.12 above, Rite Aid shall have the right [***Redacted***].

If following any change in Rite Aid’s payment terms by McKesson, Rite Aid becomes and remains for [***Redacted***] consecutive business days current with respect to all outstanding amounts due and owing to McKesson, McKesson agrees that it will immediately following such [***Redacted***] period restore Rite Aid to [***Redacted***].  Upon such restoration of [***Redacted***], any previously applicable DSO Cost of Goods Adjustment will no longer be in effect.  Additionally, in the event that Rite Aid’s payment terms are restored as discussed above and a subsequent unsatisfactory payment performance occurs, McKesson shall retain all of its rights to again change Rite Aid’s payment terms in accordance with this Section 7.12.

18.                                 Section 8.2 of the Rite Aid Agreement is hereby deleted in its entirety and replaced with the following:

Regular DSD Returns (AU States Except Florida)

Subject to any separate policy and/or terms and conditions for returned goods adopted by McKesson for purposes of complying with any applicable federal or state law, rule or regulation, McKesson will process returned goods for items purchased by Rite Aid from McKesson, in accordance with McKesson’s Returned Goods Policy (which is subject to change by mutual agreement which shall not be unreasonably withheld; provided, however, Rite Aid’s consent shall not be required for changes required to comply with laws, regulations or manufacturer return policies), effective upon thirty (30) days’ prior notice to Rite Aid), as follows:

1)                                      Definitions

a)                                      Saleable Merchandise

•                                      Merchandise is determined saleable by McKesson based upon the ability to resell the item without special handling, refurbishing or other expense; or

•                                      Saleable Merchandise must have dating of [***Redacted***] remaining until expiration.  Exceptions to this dating policy are:

i)                                         Refrigerated and other temperature-controlled Merchandise; or

ii)                                      Merchandise deemed permanently short-dated by McKesson and manufacturers/suppliers.

•                                      In the above-specified instance as set forth in Subsection 8.2(1)(a)(i), Rite Aid shall be permitted to return the Merchandise with [***Redacted***] remaining until expiration.  Such merchandise requires special handling (i.e. biological or other temperature-controlled items) and must include the returning Rite Aid representative’s signature to assure that the Merchandise has been stored and protected under proper conditions specified by the manufacturer/supplier until received at the McKesson facility.  In the above-specified instance as set forth in Subsection 8.2(1)(a)(ii), Rite Aid shall be permitted to return the Merchandise with [***Redacted***] remaining until expiration.

b)                                     Unsaleable Merchandise

•                                      Merchandise with less than [***Redacted***] remaining until expiration (except as otherwise provided in Subsection 8.2(1)(a));

•                                      Torn or damaged packaging;

•                                      Labels attached (prescription or price sticker);

•                                      Soiled, stained or worn;

•                                      Safety or security seals not intact; or

•                                      Merchandise requiring special handling (i.e. biological or other temperature-controlled items) that does not include Rite Aid’s signature to assure that the Merchandise has been stored and protected under proper conditions specified by the manufacturer/supplier.

McKesson reserves the right to determine whether Merchandise is saleable or unsaleable upon inspection of the returned item.

2)                                      Merchandise Authorized For Return to McKesson

a)                                      Saleable and Unsaleable Merchandise that was purchased from McKesson unless otherwise blocked for return (determined by manufacturer/supplier or McKesson);

b)                                     Unsaleable Merchandise purchased from McKesson which can be returned by McKesson to the manufacturer/supplier according to their policy;

c)                                      McKesson Private Label Merchandise (Valu-Rite®, Health Mart®, Sunmark™, etc.); and

d)                                     Manufacturer/supplier recall or market withdrawal in original manufacturer containers.  Authorized returns of partials require Rite Aid to include pill counts, NDC and lot number for any Merchandise not returned in its original manufacturer container.

Rite Aid must provide signed verification certifying that proper conditions for storage, handling and shipping have been maintained for all Merchandise returned to McKesson.

Excluded Merchandise:

•                                              Merchandise not purchased from McKesson;

•                                              Merchandise not physically carried by McKesson;

•                                              Merchandise not eligible for return to the manufacturer/supplier or deemed collectible by McKesson;

•                                              Saleable Merchandise returned that does not meet proper storage conditions;

•                                              Unsaleable returns on Rite Aid private label Merchandise;

•                                              Merchandise not in its original container,

•                                              Overbagged or “robot-ready” Merchandise;

•                                              Repackaged Merchandise that has less than [***Redacted***] dating or is defined as Unsaleable Merchandise;

•                                              ScanPak™ Unit Dose and ScanPak™ Multi Dose Merchandise that have less than [***Redacted***] dating or are defined as Unsaleable Merchandise;

•                                              Merchandise discontinued by manufacturer/supplier and no longer stocked by McKesson;

•                                              Partial bottles, liquids and other containers except for recalls of Merchandise other than Controlled Substances:

•                                              Schedule II Controlled Substances will be evaluated on individual return requests; or

•                                              Merchandise damaged or defaced at the Pharmacy location or on the shelf.

3)                                      Credit Issued

McKesson will provide the following credit based on the pricing rules outlined below in Subsection 8.2(5) as calculated from invoice date to credit request date:

Saleable*	[***Redacted***]	[***Redacted***]
	[***Redacted***]	[***Redacted***]
Received Damaged	[***Redacted***]	[***Redacted***]
or Short-dated	[***Redacted***]	[***Redacted***]

Such claims must be called into McKesson ServiceFirst within three (3) business days

Recall**	[***Redacted***], if and to the extent McKesson recovers an equal percent from the manufacturer/supplier.

Unsaleable**	[***Redacted***], if and to the extent McKesson recovers an equal percent from the manufacturer/supplier.

*All saleable Home Healthcare Hub Merchandise is eligible for a [***Redacted***] value based on pricing rules outlined below in Subsection 8.2(5).

**Notwithstanding anything in this Agreement to the contrary, with regard to unsaleable products, recalls, market withdrawals and any other manufacturer/supplier initiated returns (collectively, “Unsaleable and Recalled Products”), in the event a pharmaceutical manufacturer/supplier fails for any reason to pay McKesson for the cost of or any amounts due with respect to any Unsaleable or Recalled Products returned to McKesson by Rite Aid or Rite Aid’s agent, Rite Aid agrees that Rite Aid will be responsible for the collection of any unpaid monies due from the manufacturer/supplier, and shall fully reimburse McKesson for any credits or other forms of advance, including deductions, that have already been paid to or received by Rite Aid for such Unsaleable or Recalled Products.

4)                                      Rite Aid Eligibility

McKesson reserves the right to designate if the Merchandise returned by Rite Aid is eligible for return, and to determine the appropriate percentage of credit to be provided.

5)                                      Pricing on Recalled and Returned Goods

McKesson will use the invoice price when Rite Aid provides a valid invoice number.

If no invoice number is provided, the following pricing rules will apply:

•                                              Rite Aid will be credited the contract price for Merchandise which is a Contract Product on the date that return authorization is created.

•                                              Rite Aid will be credited a [***Redacted***].

•                                              Rite Aid will be credited the lowest price paid by Rite Aid over the [***Redacted***] for Non-Contract Generics Merchandise.

•                                              Rite Aid will be credited the manufacturer’s/supplier’s published acquisition cost (exclusive of cash discounts) on the date of the return authorization for Non-Contract Merchandise purchased more than [***Redacted***] prior to the date the return authorization is created.

Any handling charges will apply where appropriate to the determined price.

Final credit will be issued based upon the condition and timing of the returned goods to McKesson.

19.                                 Subsections (a) and (b) in Section 10.1 of the Rite Aid Agreement are hereby deleted and replaced with the following:

(a)                                  Rite Aid agrees to maintain its existing generic purchasing practices with McKesson and the combined Eckerd/Brooks and Rite Aid historical generic dollar purchase levels (net of returns, rebates, allowances and all credits and adjustments issued) which are currently approximately [***Redacted***] per year (the “Generics Purchase Commitment”, as adjusted as provided herein).  Every [***Redacted***] day period following the First Amendment Effective Date, McKesson will review Rite Aid’s generic purchase levels for the immediately preceding [***Redacted***] period, and if Rite Aid falls to comply with the Generics Purchase Commitment, McKesson may provide Rite Aid with written notice thereof and Rite Aid will have a period of [***Redacted***] days after receiving the notice to cure such noncompliance.  If Rite Aid does not remedy such noncompliance by the end of such above specified cure period, McKesson has the right [***Redacted***] to adjust pricing as set forth in Subsection 10.1(b) below.  [***Redacted***]  Any such event and the period(s) affected by such event must be mutually agreed to by both Rite Aid and McKesson to have met such criteria as defined in this Subsection 10.1(a) in order to be treated hereunder as a Generic Purchasing Event.

(b)                                 Except as provided in Subsection 10.1(a)above, in the event that Rite Aid fails to maintain the annual Generics Purchase Commitment and does not correct this failure within [***Redacted***] days after receiving written notice from McKesson, McKesson has the right to adjust its pricing to Rite Aid as set forth in the table below.  This new rate shall be effective for at least [***Redacted***] days following such cure period for future purchases of Products by Rite Aid from McKesson or until Rite Aid subsequently cures such shortfall in its annual Generics Purchase Commitment, whichever period is longer.

Total Annualized Rite Aid combined DSD and Warehouse Generic Purchases [***Redacted***] (net of any returns, rebates, allowances and all credits and adjustments issued).	Monthly COG adjustment or upcharge(1)

[***Redacted***]

(1)To be applied across all Cost of Goods for Products delivered by DSD, Warehouse, RxPak and Cross-Dock

20.                                 The third sentence in Section 11.1 of the Rite Aid Agreement is hereby amended to read as follows:

In the event of termination (other than a termination by Rite Aid pursuant to Section 13.A or Exhibit D or a termination by McKesson pursuant to Section 19) of this Agreement prior to March 31, 2009 or upon the occurrence of a Repayment Event set forth in Section 11.3, Rite Aid will, three (3) days before the effective date of such termination or Repayment Event, pay to McKesson, in immediately available funds, an amount equal to the product of (i) [***Redacted***] multiplied by (ii) a fraction whose numerator [***Redacted***] and whose denominator is [***Redacted***].

21.                                 Section 11.2 of the Rite Aid Agreement is hereby deleted in its entirety.

22.                                 Subsection (a) in Section 12.2 of the Agreement is hereby deleted and replaced in its entirety by the following:

(a)                                  [***Redacted***], McKesson will assign a vice president and an Administrator to manage any transitions and operations found in this Agreement.  Both such persons will be experienced and fully trained, and supplied with personal computers by McKesson.  The McKesson vice-president will work closely with Rite Aid personnel (including home office personnel) to coordinate inventory procurement activities, support Rite Aid reporting systems, assist in daily/weekly/month-end financial reconciliation activities, interface with Rite Aid and McKesson field operations to resolve service issues, schedule and facilitate unique events (e.g., one time annual returns clean up).  The McKesson vice-president shall have the ability to access information regarding the Deal Information List, inventory levels for specific Products, purchase order status, return receipts and other similar information for purposes of determining the prices and Composite Performance Measures under this Agreement and to provide such information to Rite Aid upon Rite Aid’s request.  Additionally, Rite Aid will have the right to install a full-time employee at McKesson Headquarters and/or the McKesson Customer Care Service Center in Carrollton, Texas.  Each party recognizes that personnel at the other party’s site shall be subject to the confidentiality restrictions set forth in Section 14 and any other confidentiality or information access limitations that the hosting party may request.

23.                                 The first sentence of Section 13.A of the Rite Aid Agreement is hereby deleted in its entirety and replaced with the following:

If Rite Aid has received [***Redacted***] Unsatisfactory Payment Notices (as defined above in Section 7.12) relating to separate and distinct payment obligations to McKesson within any consecutive [***Redacted***] period during the remainder of the Initial Term following execution of this First Amendment, regardless of whether or not such unsatisfactory payment performances have been cured, a default by Rite Aid will be deemed to have occurred.

24.                                 Section 18.19 of the Rite Aid Agreement is amended by the addition of a fourth subsection, as follows:

(d)                                 [***Redacted***]

25.                                 This First Amendment shall only become enforceable on the date when both Rite Aid and McKesson have executed said First Amendment.

26.                                 In all respects not expressly amended hereby, the Rite Aid Agreement is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF the parties have caused this First Amendment to be duly executed as of the date and year written below and the persons signing warrant that they are duly authorized to sign for and on behalf of the respective parties.  This First Amendment shall be deemed accepted by McKesson only upon execution by a duly authorized representative of McKesson.

RITE AID CORPORATION		McKESSON CORPORATION

By:	/s/ Robert B. Sari	By:	/s/ John H. Hammergren
Name:	Robert B. Sari	Name:	John H. Hammergren
Title:	Exec. Vice Pres., Gen. Counsel and	Title:	Chairman and Chief Executive
	Secretary		Officer
Date:	November 28, 2007	Date:	12/8/07